RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Dechert, Price and Rhoads
90 State House Square
Hartford, Connecticut 06103
Attention: Katherine A. Burroughs, Esq.

                    Space Above This Line For Recorder's Use
--------------------------------------------------------------------------------

Loan # 1-001-571

                              ASSUMPTION AGREEMENT

               This ASSUMPTION AGREEMENT (this "Agreement") is dated as of July 1, 1998, by and between SONESTA BEACH RESORT LIMITED PARTNERSHIP, a Delaware limited partnership having a mailing address of c/o Sonesta International Hotels Corporation, T-41, 200 Clarendon Street, Boston, MA 02116, Office of the Treasurer ("Borrower"), and STATE STREET BANK AND TRUST COMPANY, TRUSTEE ("Lender"), having a mailing address of 2 International Plaza, 5th Floor, Boston, MA 02117.

                                    RECITALS

        A. Lender is the owner and holder of certain indebtedness (the "Loan") evidenced, inter alia, by that Second Renewal Promissory Note (the "Note") dated December 1, 1993 from Key Biscayne Limited Partnership (the "Debtor"), as maker, which Note is payable to the order of Aetna Life Insurance Company ("Aetna") in the original principal amount of $24,142,088.26 and which Note was endorsed to the order of Lender by way of a separate Allonge executed by Aetna and attached to the Note, as well as the following documents and instruments evidencing and securing the Loan (collectively with the Note, the "Loan Documents"):

               (i) That certain Promissory Note dated December 28, 1984, evidencing a loan to Debtor from Southeast Bank, N.A. in the original principal amount of $22,000,000 (the "Original Note") and a Mortgage and Security Agreement dated December 28, 1984, from Debtor to Southeast Bank, N.A., which secures the Original Note and which is recorded in the Public Records of Dade County, Florida in Official Records Book 12369, Page 6689 (the "Original Mortgage"), which (i) Original Note, (iii) Original Mortgage, and (iii) Assignment of Lessor's Interest in Leases appurtenant thereto and recorded in the Public Records of Dade County, Florida in Official Records Book 12369, Page 6716 (the "Original Assignment"), were assigned to Aetna pursuant to that certain Assignment recorded in the Public Records of Dade County, Florida in Official Records Book 12514, Page 2826, and which Original Note was endorsed to the order of Aetna pursuant to that certain endorsement affixed to the Original Note and executed by Southeast Bank, N.A. The Original Note was amended and restated by that certain Note Modification

-------------------------------

      NO DOCUMENTARY STAMP TAX IS DUE UPON THE RECORDATION OF THIS AGREEMENT PURSUANT TO SECTION 1146(C) OF THE UNITED STATES BANKRUPTCY CODE AND PARAGRAPH 7 OF THE CONFIRMATION ORDER DATED JUNE 25, 1998, ENTERED IN CASE #98-13500 IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF FLORIDA.

        Agreement by and between Aetna and Debtor dated May 17, 1985, and the Original Mortgage was amended and restated by that certain Mortgage Modification and Extension Agreement dated May 17, 1985 and recorded in the Public Records of Dade County, Florida in Official Records Book 12514, Page 2827. As additional security for the Original Note, as amended and restated, as aforesaid, Debtor executed in favor of Aetna that certain Assignment of Rents and Leases dated May 17, 1985 and recorded in the Public Records of Dade County, Florida in Official Records Book 12514, Page 2847 (the "Second Assignment"). Debtor and Aetna also entered into (i) that certain Note and Mortgage Modification Agreement dated July 29, 1988 and recorded in the Public Records of Dade County, Florida in Official Records Book 13804, Page 1027, (ii) that certain Second Note and Mortgage Modification Agreement dated October 9, 1989 and recorded in the Public Records of Dade County, Florida in Official Records Book 14290, Page 861, and (iii) that certain Third Note and Mortgage Modification Agreement dated February 22, 1990 and recorded in the Public Records of Dade County, Florida in Official Records Book 14461, Page 697. In addition, Debtor executed and delivered to Aetna its Accrual Promissory Note dated as of October 1, 1991, in the original principal amount of $953,333.33, which was consolidated with Debtor's indebtedness evidenced by the aforesaid Third Note and Mortgage Modification Agreement pursuant to a Consolidating Note Agreement dated as of October 1, 1991 between Debtor and Aetna, and renewed pursuant to Debtor's Renewal Promissory Note dated as of October 1, 1991, and further modified by Mortgage Modification Agreement dated as of October 1, 1991 and recorded in the Public Records of Dade County, Florida in Official Records Book 16242, Page 1563, and which Accrual Promissory Note and Renewal Promissory Note were each endorsed to the order of the Lender for the registered holders of Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC by way of separate Allonges executed by Aetna and attached to each of the aforesaid Accrual Promissory Note and Renewal Promissory Note. The Original Mortgage, as restated and subsequently assigned, amended, modified and renewed, as aforesaid, is hereinafter referred to as the "Mortgage."

               (ii) The Lender is also the holder of (i) that certain Accrual Promissory Note dated as of December 1, 1993 (the "Accrual Note") from Debtor, in the principal amount of $2,192,906.23, and (ii) that certain Promissory Note dated December 1, 1993 (the "Capitalized Interest Note") from Debtor, in the principal amount of $2,142,088.26. The Note, the Accrual Note and the Capitalized Interest Note have been consolidated pursuant to the terms of a Consolidating Note Agreement dated effective as of December 1, 1993, between Debtor and Aetna, and said notes, as consolidated, have been renewed pursuant to the provisions of the Note effective as of December 1, 1993, in favor of Aetna. The Accrual Promissory Note, the Capitalized Interest Note and the Note were each endorsed to the order of the Lender by way of separate Allonges executed by Aetna and attached to each of the aforesaid Accrual Promissory Note, Capitalized Interest Note and Note. The Accrual Promissory Note and the Capitalized Interest Note are secured by a Mortgage Deed (the "Mortgage Deed") dated as of December 1, 1993, from Debtor to Aetna and recorded in the Public Records of Dade County, Florida in Official Records Book 16242, Page 1581. The Mortgage and the Mortgage Deed have been further consolidated and modified, and the Original Assignment and the Second Assignment have been ratified and confirmed, pursuant to that certain Mortgage Modification Agreement dated as of December 1, 1993, and recorded in the Public Records of Dade County, Florida in Official Records Book 16242, Page 1589. The aforesaid Mortgage, the Mortgage Deed, the Original Assignment and the Second Assignment, each as restated, assigned, amended, modified and renewed, as aforesaid, together with the note or notes described in said documents, and all other documents or instruments which may have been executed in favor of Aetna in connection with the aforesaid documents were assigned by Aetna to the Lender pursuant to that certain Assignment of Mortgage Loan dated as of December 22, 1997 and recorded in the Public Records of Dade County, Florida in Official Records Book 17976, Page 980.

        B. The Loan is secured by, inter alia, a first priority lien on and in that certain real property with improvements thereon and certain personalty related thereto, commonly known as Sonesta Beach Resort located in Key Biscayne, Florida and more fully described on the attached Exhibit A (the "Mortgaged Property").

        C. On or about April 23, 1998 (the "Petition Date"), Debtor filed a petition for relief under Chapter 11 of the United States Bankruptcy Code, Case #98-13500, (the "Bankruptcy Proceeding") in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court").

        D. On or about the Petition Date, Debtor filed that certain Joint Plan of Reorganization dated April 23, 1998 (the "Plan") in the Bankruptcy Proceeding.

        E. On or about June 25, 1998, the Bankruptcy Court entered an order confirming the Plan (the "Confirmation Order").

        F. The Plan provides, inter alia, for: (i) the transfer of the Mortgaged Property to Borrower; and (ii) the assumption of the Loan by the Borrower.

        G. Lender has consented to the terms of the Plan.

        NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is agreed as follows:

               1. Borrower hereby assumes and agrees to pay, perform and be bound by all obligations of Debtor under, arising from or related to, and all terms and conditions of, the Loan and the Loan Documents and the indebtedness evidenced and secured thereby.

               2. All references in the Loan Documents to "Maker", "Mortgagor", "Assignor", "Borrower" or other similar references shall hereafter be deemed to refer to and describe Borrower. All representations, covenants and warranties of Debtor set forth in any of the Loan Documents are affirmed and remade by Borrower herein. Borrower (as debtor) hereby grants to Lender (as creditor) a security interest in all personal property and fixtures related to the

Mortgaged Property, and in any other personal property or fixtures constituting part of the Mortgaged Property.

               3. The parties hereto hereby acknowledge and agree that none of the Loan Documents has been modified, amended, cancelled, terminated, released, superseded or otherwise rendered of no force and effect.


               4. Each of the Loan Documents are hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right and power contained in and under each of the Loan Documents shall continue in full force and effect, affected by this Agreement only to the extent of the assumption set forth herein.

               5. Lender hereby consents to the assumption of the Loan Documents by Borrower.

               6. Representations and Warranties of Borrower:

                      (A) Organization. Borrower (i) is a duly organized and validly existing limited partnership in good standing under the laws of the State of its formation, (ii) is duly qualified as a foreign entity in each jurisdiction in which the nature of its business, or the location of the Mortgaged Property makes such qualification necessary or desirable, (iii) has the requisite power and authority to carry on its business as now being conducted, and (iv) has the requisite power to execute and deliver, and perform its obligations under, this Agreement and the Loan Documents.

                      (B) Authorization. The execution and delivery by Borrower of this Agreement, Borrower's performance of its obligations thereunder and under the Loan Documents and the security interests and liens provided for in the Loan Documents (i) have been duly authorized by all requisite entity action on the part of Borrower, (ii) will not violate any provision of the Plan, any applicable legal requirements, any order, writ, decree, injunction or demand of any court or other governmental authority, any organizational document of Borrower or any indenture or agreement or other instrument to which Borrower is a party or by which Borrower is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to any indenture or agreement or instrument. Except for those obtained or filed on or prior to the date hereof, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement.

                      (C) Litigation. There are no actions, suits or proceedings at law or in equity by or before any governmental authority or other agency now pending and served or, to the knowledge of Borrower, threatened against Borrower, or the Mortgaged Property except the Bankruptcy Proceeding.

                      (D) Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to have a material adverse effect on ability to perform obligations hereunder or under the Loan Documents. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which Borrower or the Mortgaged Property is bound.

                      (E) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by Borrower under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any person contemplating the filing of any such petition against Borrower.

                      (F) Location of Chief Executive Offices. The location of Borrower's principal place of business is 350 Ocean Drive, Key Biscayne, Florida 33149, and the location of Borrower's chief executive office is c/o Sonesta International Hotels Corporation, T-41, 200 Clarendon Street, Boston, Massachusetts 02116, and Borrower has no other places of business.

                      (G) Compliance. Borrower, the Mortgaged Property and Borrower's use thereof and operations thereat comply in all material respects with all applicable legal requirements. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any governmental authority, the violation of which is reasonably likely to have a material adverse effect on Borrower or the Mortgaged Property.

                      (H) Solvency. Borrower (i) has not entered into this Agreement with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under this Agreement and under the Plan. Borrower's assets do not and, immediately following the execution and delivery of this Agreement and the consummation of the Plan, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

                      (I) Title to the Mortgaged Property. Borrower owns good, indefeasible, marketable and insurable fee simple title to the Mortgaged Property, free and clear of all liens, other than the liens created by the Loan Documents and those set forth on Exhibit B (the "Permitted Encumbrances"). There are no outstanding options to purchase or rights of first refusal affecting the Facility. The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of Borrower to pay in full all sums due under the Note and other Loan Documents, or any of its other obligations in a timely manner or (ii) the use of the Mortgaged Property for the use currently being made thereof or the operation of the Mortgaged Property as currently being operated.

                      (J) Enforceability. This Agreement and the Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms. The Mortgage and other Loan Documents create a valid and enforceable first mortgage lien and security interest in the Mortgaged Property as security for the repayment of the Loan. The Loan Documents are, as of the date hereof, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor will the operation of any of the terms of the Note, the Mortgage, or such other Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable against Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                      (K) Conduct of Business. Borrower does not conduct its business "also known as", "doing business as" or under any name other than Sonesta Beach Resort-Key Biscayne.

                      (L) Survival of Representations and Warranties. Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents are made as of the date hereof (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of this Agreement and continue for so long as any amount remains owing to Lender under this Agreement, the Note or any other Loan Document.

               7. All provisions of this Agreement shall be effective as of the date hereof, and shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

               8. Matters of construction, validity and performance of this Agreement and the obligations arising hereunder shall be governed by the internal laws of the State of Florida.

               9. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

               10. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in accordance with the terms of the Loan Documents and addressed, if to Lender, at its address set forth on the first page hereof, and, if to Borrower, at its designated address set forth on the first page hereof, or to such other address as either party shall provide written notice to the other. A copy of all notices, consents, approvals and requests, if directed to Lender, shall be delivered concurrently to Dechert Price & Rhoads, 90 State House Square, 12th Floor, Hartford, Connecticut 06103-3702, Attention: Katherine A. Burroughs, Esq., Telefax Number 860/524-3930, and if directed to Borrower, shall be delivered concurrently to: Sonesta International Hotels Corporation, T-41, 200 Clarendon Street, Boston, MA 02116, Office of the Treasurer.

               11. BORROWER AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

               12. Borrower shall pay all transaction costs, which shall include, without limitation, reasonable fees, costs, expenses, and disbursements of Lender and its attorneys, including local counsel, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, including opinions of counsel required in connection therewith, (ii) the creation, perfection or protection of Lender's liens in the Mortgaged Property (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, intangibles taxes, personal property taxes), mortgage recording taxes, and (iv) the costs and expenses of obtaining an endorsement and down dating of the title policy issued in connection with the Loan.

               13. This Agreement, together with the Exhibits hereto and the other Loan Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

               14. Borrower and the general partner(s) of Borrower, upon request from Lender, agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated by the Loan Documents or this Agreement or to perfect the liens and security interests intended to secure the payment of the Loan.

               15. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding upon and enforceable against the parties hereto.

       Remainder of Page Intentionally Left Blank; Signature Page Follows

        IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the date first written above.

                                           Borrower:

Witnessed By:                              SONESTA BEACH RESORT
                                           LIMITED PARTNERSHIP

                                           By:  Florida Sonesta Corporation
                                                General Partner

                                                By:
------------------------------------               ----------------------------
Name:                                              Name:
                                                   Title:

------------------------------------
Name:


                                           Lender:

Witnessed By:                              STATE STREET BANK AND TRUST
                                           COMPANY, TRUSTEE


                                                By:
------------------------------------               ----------------------------
Name:                                              Name:
                                                   Title:

------------------------------------
Name:

STATE OF                                    )
        ------------------------------------
                                            ) ss.         ___________ ____, 1998
COUNTY OF                                   )
         -----------------------------------

         Personally appeared , _______,_________________ of Florida Sonesta Corporation, a Florida corporation and general partner of SONESTA BEACH RESORT LIMITED PARTNERSHIP, a Delaware limited partnership, and acknowledged the execution of this instrument to be his/her free act and deed and the free act and deed of the corporation and limited partnership, before me this day.


                                              ----------------------------------
                                              Name:
                                              Commissioner of the Superior Court
                                              Notary Public
                                              My Commission Expires:

                                              [NOTARY SEAL]



STATE OF                                    )
        ------------------------------------
                                            ) ss.         ___________ ____, 1998
COUNTY OF                                   )
         -----------------------------------

         Personally appeared , _______,______________________ of STATE STREET BANK AND TRUST COMPANY, TRUSTEE and acknowledged the execution of this instrument to be his/her free act and deed and the free act and deed of the corporation, before me this day.


                                              ----------------------------------
                                              Name:
                                              Commissioner of the Superior Court
                                              Notary Public
                                              My Commission Expires:

                                              [NOTARY SEAL]

                                    EXHIBIT A

                               [Legal Description]







-------------------------------

      NO DOCUMENTARY STAMP TAX IS DUE UPON THE RECORDATION OF THIS AGREEMENT PURSUANT TO SECTION 1146(C) OF THE UNITED STATES BANKRUPTCY CODE AND PARAGRAPH 7 OF THE CONFIRMATION ORDER DATED JUNE 25, 1998, ENTERED IN CASE #98-13500 IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF FLORIDA.

                                    EXHIBIT B

                            [Permitted Encumbrances]







-------------------------------

      NO DOCUMENTARY STAMP TAX IS DUE UPON THE RECORDATION OF THIS AGREEMENT PURSUANT TO SECTION 1146(C) OF THE UNITED STATES BANKRUPTCY CODE AND PARAGRAPH 7 OF THE CONFIRMATION ORDER DATED JUNE 25, 1998, ENTERED IN CASE #98-13500 IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF FLORIDA.